Exhibit 20.2

ARRAN  FUNDING  LIMITED - SERIES 05-B

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-B

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                      May 15, 2006

                     RATING (S&P/Moodys/Fitch)        POOLFACTOR      PAY       NEXT PAY                         COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT    ORIGINAL  CURRENT  FREQUENCY      DATE                BASIS               CURRENT
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
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly   15 Jun 2006 3 Mth $ LIBOR + 0.05%          4.96000%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Monthly    15 May 2006 1 Mth EURIBOR +0.09%           2.72700%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.09%     4.67219%
Class B3    GBP        A/A1/A         A/A1/A       100%      100%   Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.26%     4.84219%
Class C1    USD     BBB/Baa2/NR     BBB/Baa2/NR    100%      100%   Quarterly   15 Jun 2006 3 Mth $ LIBOR +0.40%           5.31000%
Class C3    GBP     BBB/Baa2/NR     BBB/Baa2/NR    100%      100%   Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.46%     5.04219%

            Scheduled start of Controlled Accumulation Period:    1 June, 2009
            Expected maturity:                                    15 December, 2010
            Legal final maturity:                                 15 December, 2012
            Structure:                                            Sr/sub Seq Pay
            Tax Election:                                         Debt
            Amort. Type:                                          Soft Bullet
            Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
            Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
            Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
            Trustee:                                              Bank of New York (The)
            Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance
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Month end        Gross        Expense    Gross Charge      Net Charge       Excess          Excess             Transferor Interest
               Yield (%)      Rate (%)   Off Rate (%)     Off Rate (%)    Spread (%)      Spread (%)             %           Min %
                                                                                         Roll 1/4 Ave
Apr 30, 2006     17.93%        4.97%         6.19%            6.04%          6.92%           7.47%             42.57%          6%
Mar 31, 2006     21.86%        6.06%         7.79%            7.68%          8.12%           7.95%             42.14%          6%
Feb 28, 2006     18.24%        5.11%         5.88%            5.76%          7.37%            N/A              44.54%          6%
Jan 31, 2006     19.99%        5.47%         6.22%            6.17%          8.35%            N/A              45.20%          6%
Dec 31, 2005     19.85%         N/A          6.16%            6.12%           N/A             N/A              46.35%          6%

      Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

               The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
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
Delinquencies (loans which are 30 days or more past due)
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                                                      (% Pool)
                     -----------------------------------------------------------------------------
Month end            30-59 days              60-89 days           90-179 days           180+ days            Total
---------            ----------              ----------           -----------           ---------            -----
Apr 30, 2006           1.37%                    1.03%                 2.43%               3.47%              8.30%
Mar 31, 2006           1.29%                    1.01%                 2.40%               3.36%              8.06%
Feb 28, 2006           1.32%                    0.97%                 2.32%               3.24%              7.85%
Jan 31, 2006           1.27%                    0.93%                 2.27%               3.11%              7.58%
Dec 31, 2005           1.17%                    0.92%                 2.18%               2.99%              7.26%

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

Payment Rate
--------------------------------------------------------------------------------
                    Payments                                 Pool balance
                ---------------------------------            -------------
Month End       Total ((pound)000)      Rate (%)               (pound)000

Apr 30, 2006           977,762           18.76%                5,033,594
Mar 31, 2006         1,302,499           24.69%                4,996,352
Feb 28, 2006         1,071,000           20.30%                5,212,805
Jan 31, 2006         1,239,175           23.00%                5,275,021
Dec 31, 2005         1,200,030           22.33%                5,388,175

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Average Actual Balance:                                       (pound)      1,087

Number of Accounts:                                                    4,629,817
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of May, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business